                                            Exhibit 11

                         Statement Re:  Computation of Earnings per Share
                                               For The Three Months               For The Nine Months
                                                Ended September 30                 Ended September 30
                                               1997            1996               1997            1996
PRIMARY:

Average Shares Outstanding                   27,261,000      21,985,000         27,401,000      21,488,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           293,000         226,000            351,000         160,000
                                           ------------    ------------       ------------    ------------
Total                                        27,554,000      22,211,000         27,752,000      21,648,000
                                           ============    ============       ============    ============
Net Income                                  $14,657,000     $14,040,000        $43,878,000     $26,688,000

Per Share Amount                                  $0.53           $0.63              $1.58           $1.23
                                           ============    ============       ============    ============

FULLY DILUTED:

Average Shares Outstanding                   27,261,000      21,985,000         27,401,000      21,488,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           349,000         266,000            441,000         210,000
                                           ------------    ------------       ------------    ------------
Total                                        27,610,000      22,251,000         27,842,000      21,698,000
                                           ============    ============       ============    ============
Net Income                                  $14,657,000     $14,040,000        $43,878,000     $26,688,000

Per Share Amount                                  $0.53           $0.63              $1.58           $1.23
                                           ============    ============       ============    ============


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